UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 10, 2024
(June 10, 2024)

Name of Registrant, State of Incorporation, Address Of Principal Executive Offices, Telephone Number, Commission File No., IRS Employer Identification No.

PNM Resources, Inc.
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-32462
IRS Employer Identification No. - 85-0468296

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
PNM Resources, Inc.	Common Stock, no par value	PNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 10, 2024, PNM Resources, Inc. (the “Company”) issued $500,000,000 aggregate principal amount of its 5.75% Junior Subordinated Convertible Notes due 2054 (the “Convertible Notes”) pursuant to an Indenture (the “Convertible Notes Indenture”), dated as of June 10, 2024, between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”). The Convertible Notes were sold under a Purchase Agreement (the “Purchase Agreement”) dated June 4, 2024 among the Company and the initial purchasers (the “Initial Purchasers”) party thereto. Pursuant to the option granted by the Company to the Initial Purchasers to purchase, within a 13-day period beginning on, and including, the date on which the Convertible Notes were first issued, the Initial Purchasers may purchase up to an additional $50,000,000 aggregate principal amount of the Convertible Notes, solely for the purpose of covering over-allotments, if any.

The Convertible Notes are unsecured obligations of the Company and rank junior and subordinate in right of payment to the prior payment in full of the Company’s existing and future senior indebtedness. The Convertible Notes will rank equally in right of payment with any future unsecured indebtedness that the Company may incur from time to time if the terms of such indebtedness provide that it ranks equally with the Convertible Notes in right of payment.

The Convertible Notes bear interest at a rate of 5.75% per year, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2024, subject to the Company’s right to defer payments of interest as described below. The Convertible Notes will mature on June 1, 2054, unless earlier converted, redeemed or repurchased in accordance with their terms. No “sinking fund” is provided for the Convertible Notes, which means that the Company is not required to redeem or retire the Convertible Notes periodically.

So long as no event of default with respect to the Convertible Notes has occurred and is continuing, the Company may, at its option, defer interest payments on the Convertible Notes on one or more occasions, from time to time, for up to 20 consecutive semi-annual interest payment periods. During any deferral period, interest on the convertible notes will continue to accrue at the then-applicable interest rate on the Convertible Notes. In addition, during any deferral period, interest on deferred interest will accrue at the then-applicable interest rate on the Convertible Notes, compounded semi-annually, to the extent permitted by applicable law.

Prior to June 6, 2029, the Company may not redeem the Convertible Notes except upon the occurrence of a tax event, a rating agency event or a treasury stock event (each, a “special event”). Upon the occurrence of a special event, the Company may redeem for cash all, but not less than all, of the Convertible Notes, at its option, at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, the Company may redeem for cash all or part (subject to certain limitations on partial redemptions) of the Convertible Notes, at its option, on or after June 6, 2029 if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price of the Convertible Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. In each case, the Company will not, and will not be permitted to, issue a notice of redemption, or specify a redemption date, during any interest deferral period.

Holders may convert their Convertible Notes, at their option, at any time prior to the close of business on the business day immediately preceding December 1, 2053 only under the following circumstances:

•during any calendar quarter commencing after the calendar quarter ending on September 30, 2024 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;
•during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate of the Convertible Notes on each such trading day;
•if the Company calls the Convertible Notes for redemption, at any time prior to the close of business on the second business day immediately preceding the redemption date, but only with respect to the Convertible Notes called (or, in the case of a provisional redemption, deemed called) for redemption; or
•upon the occurrence of specified corporate events.

On or after December 1, 2053 until the close of business on the second business day immediately preceding the maturity date, holders may convert their Convertible Notes at any time, regardless of the foregoing circumstances. Upon conversion of the Convertible Notes, the Company will (1) (a) deliver an equal aggregate principal amount of a newly issued series of its non-convertible junior subordinated notes (the “Non-Convertible Junior Subordinated Notes”) with the same terms as the Convertible Notes (other than the conversion features and certain features in relation to redemption rights) as provided pursuant to an Indenture (the “Non-Convertible Junior Subordinated Notes Indenture”), dated as of June 10, 2024, between the Company and Computershare Trust Company, N.A., as trustee, or (b) in certain circumstances as set forth in the Convertible Notes Indenture, pay cash, in either case, up to the aggregate principal amount of the Convertible Notes being converted, and (2) deliver shares of the Company’s common stock in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Convertible Notes being converted.

The conversion rate for the Convertible Notes will initially be 22.4911 shares of the Company’s common stock per $1,000 principal amount of the Convertible Notes (equivalent to an initial conversion price of approximately $44.46 per share of common stock, which represents a conversion premium of approximately 17.5% above the last reported sale price of the Company’s common stock on June 4, 2024). The conversion rate is subject to adjustment in certain circumstances. In addition, following certain corporate events that occur prior to the maturity date of the Convertible Notes or if the Company delivers a notice of a special event redemption, the Company will, in certain circumstances, increase the conversion rate for a holder that elects to convert its Convertible Notes in connection with such a corporate event or such notice of special event redemption, as the case may be.

If the Company undergoes a fundamental change (as defined in the Convertible Notes Indenture), subject to certain conditions and exceptions, holders of the Convertible Notes may require the Company to repurchase for cash all or any portion of their Convertible Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest (including any accrued but unpaid deferred interest) to, but excluding, the fundamental change repurchase date.

The Convertible Notes are subject to customary events of default, as set forth in the Convertible Notes Indenture.

The foregoing description of the Convertible Notes, the Non-Convertible Junior Subordinated Notes, the Convertible Notes Indenture and the Non-Convertible Junior Subordinated Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the Convertible Notes Indenture and the Non-Convertible Junior Subordinated Notes Indenture and the forms of Convertible Note and Non-Convertible Junior Subordinated Note, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.03     Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.03.

The Company offered and sold the Convertible Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Convertible Notes, the Non-Convertible Junior Subordinated Notes issuable upon conversion of the Convertible Notes, if any, and shares of the Company’s common stock issuable upon conversion of the Convertible Notes, if any, have not been and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and the Convertible Notes, such Non-Convertible Junior Subordinated Notes and such shares of common stock may not be offered or sold without registration or an applicable exemption from registration requirements.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1
Indenture for PNM Resources, Inc.’s 5.75% Junior Subordinated Convertible Notes due 2054, dated as of June 10, 2024, by and between PNM Resources, Inc. and Computershare Trust Company, N.A., as trustee.

4.2	Indenture for PNM Resources, Inc.’s 5.75% Junior Subordinated Notes due 2054, dated as of June 10, 2024, by and between PNM Resources, Inc. and Computershare Trust Company, N.A., as trustee.

4.3	Form of Global Note, representing PNM Resources, Inc.’s 5.75% Junior Subordinated Convertible Notes due 2054 (included as Exhibit A to the Indenture filed as Exhibit 4.1 above).

4.4	Form of Global Note, representing PNM Resources, Inc.’s 5.75% Junior Subordinated Notes due 2054 (included as Exhibit A to the Indenture filed as Exhibit 4.2 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: June 10, 2024	/s/ Gerald R. Bischoff
Gerald R. Bischoff
Vice President and Corporate Controller
(Officer duly authorized to sign this report)